UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TEGNA Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2025

TEGNA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6961	16-0442930
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8350 Broad Street, Suite 2000, Tysons, Virginia	22102-5151
(Address of Principal Executive Offices)	(Zip Code)

(703)-873-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	TGNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on August 18, 2025, TEGNA Inc., a Delaware corporation (“TEGNA”), entered into an Agreement and Plan of Merger with Nexstar Media Group, Inc., a Delaware corporation (“Nexstar”), and Teton Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Nexstar (“Merger Sub”). Pursuant to the terms of the Merger Agreement, subject to the terms and conditions set forth therein, Merger Sub will be merged with and into TEGNA (the “Merger”), with TEGNA continuing as the surviving corporation and as wholly owned subsidiary of Nexstar. On September 17, 2025, TEGNA filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the Merger (the “Preliminary Proxy Statement”) and, on October 10, 2025, TEGNA filed a definitive proxy statement with the SEC in connection with the Merger (the “Definitive Proxy Statement”).

As of November 10, 2025, three complaints have been filed by purported stockholders of TEGNA in connection with the Merger: Faul v. TEGNA Inc., et al., No. 25-cv-12161 (filed in the U.S. District Court for the Northern District of Illinois on October 3, 2025), Cohen v. TEGNA Inc., et al., Index No. 659416/2025 (filed in New York County on October 28, 2025), and Brady v. TEGNA Inc., et. al., Index No. 659438/2025 (filed in New York County on October 29, 2025). The complaints generally allege that the Preliminary Proxy Statement or the Definitive Proxy Statement includes false and misleading information and/or fails to disclose allegedly material information in violation of federal or state law. The complaints seek, among other things, to enjoin TEGNA from consummating the Merger, or in the alternative, rescission of the Merger and/or compensatory damages, as well as attorneys’ and expert fees. In addition to these complaints, TEGNA has received demand letters from counsel representing purported stockholders of TEGNA, alleging similar deficiencies and/or omissions in the Preliminary Proxy Statement or the Definitive Proxy Statement.

TEGNA believes that the claims asserted in the actions described above are without merit and that no additional disclosures were or are required under applicable law. However, to moot the unmeritorious disclosure claims, to avoid the risk of the actions described above delaying or adversely affecting the Merger and to minimize the costs, risks and uncertainties inherent in litigation, without admitting any liability or wrongdoing, TEGNA has determined to voluntarily make the following supplemental disclosures to the Definitive Proxy Statement as described in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, TEGNA specifically denies all allegations in the actions described above that any additional disclosure was or is required.

It is possible that additional, similar demand letters or complaints may be received or filed or the actions described above may be amended. TEGNA does not intend to announce the receipt or filing of each additional, similar demand letter, complaint or any amended complaint.

Supplemental Disclosures to the Definitive Proxy Statement

The following disclosures in this Current Report on Form 8-K supplement the disclosures contained in the Definitive Proxy Statement and should be read in conjunction with the disclosures contained in the Definitive Proxy Statement, which in turn should be read in its entirety. All page references are to the Definitive Proxy Statement and terms used below, unless otherwise defined, shall have the meanings ascribed to such terms in the Definitive Proxy Statement. For clarity, new text added to the Definitive Proxy Statement is shown in bold, underlined text, and text deleted from the Definitive Proxy Statement is shown in stricken-through text.

The first sentence of the seventh full paragraph in the section entitled “Proposal 1: Adoption of the Merger Agreement—Background of the Merger” on page 32 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

On August 14, 2025, the Chief Executive Officer of Party A sent to Mr. Elias and Mr. Steib a non-binding proposal (the “Party A Proposal”) for a business combination whereby Party A would spin-off certain assets not related to the broadcasting industry, followed by an all-stock merger between TEGNA and Party A, with TEGNA Stockholders owning 55-60% of the combined company and stockholders of Party A owning 40-45% of the combined company. The Party A Proposal claimed that, based on recent trading multiples and Party A’s estimate of synergies associated with the transaction, TEGNA’s relative pro forma ownership translated to approximately $22 to $28 per share for TEGNA stockholders.

The first sentence of the first full paragraph in the section entitled “Proposal 1: Adoption of the Merger Agreement—Background of the Merger” on page 33 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

Following this discussion, Allen & Company provided an overview of Party A and the Party A Proposal, based on publicly available information, noting that a preliminary review based on Wall Street consensus estimates suggested that Party A’s stockholders should have a pro forma ownership materially lower than the 40-45% set forth in the Party A Proposal, and that the combination of Party A’s capitalization, Party A’s likely EBITDA contribution to the combined company, and TEGNA management’s estimated run-rate synergies suggested materially lower implied pro forma per share trading levels than the $22-$28 per share referred to in the Party A Proposal. During this overview, the Board of Directors discussed with TEGNA’s senior management and legal and financial advisors the complexity and execution risk associated with the Party A Proposal, noting that pursuing such an opportunity would likely involve a complex negotiation regarding the allocation of assets and liabilities as between the portion of Party A’s business that would be spun off prior to the consummation of a transaction, as well as other due diligence and the negotiation of definitive documentation. The Board of Directors also discussed that the Party A Proposal provided for an all-stock transaction with uncertainty of value, as opposed to the all-cash transaction proposed by Nexstar, that would involve the combined company assuming substantial indebtedness in connection with the business combination contemplated by the Party A Proposal and, based on publicly available information, would be dilutive to TEGNA Stockholders. Following this discussion, it was the consensus of the Board of Directors that it was not in the best interests of TEGNA or its stockholders to pursue the Party A Proposal rather than the proposed all-cash acquisition of TEGNA by Nexstar for $22.00 per share, because, among other things, the Party A Proposal presented substantial execution risks, and the Board of Directors’ view that the proposed $22.00 all-cash per share price of the Nexstar proposal provided superior and more certain value to TEGNA Stockholders than Party A’s proposed all-stock combination.

The second sentence of the third full paragraph in the section entitled “Proposal 1: Adoption of the Merger Agreement—Opinion of TEGNA’s Financial Advisor—Selected Public Companies Analysis” on page 42 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

Based on Allen & Company’s professional judgment and informed by, among other things, the median calendar year 2024 actual/calendar year 2025 estimated average Adjusted EBITDA multiples and calendar year 2025 estimated/calendar year 2026 estimated average Adjusted EBITDA multiples observed for the selected companies, Allen & Company applied selected ranges of calendar year 2024 actual/calendar year 2025 estimated average Adjusted EBITDA multiples and calendar year 2025 estimated/calendar year 2026 estimated average Adjusted EBITDA multiples derived from the selected companies of 6.25x to 7.25x and 6.5x to 7.5x, respectively, to corresponding data of TEGNA based on the TEGNA management Weighted Case and other information provided by TEGNA management.

The second sentence of the third full paragraph in the section entitled “Proposal 1: Adoption of the Merger Agreement—Opinion of TEGNA’s Financial Advisor—Selected Precedent Transactions Analysis” on page 43 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

Based on Allen & Company’s professional judgment and informed by, among other things, the latest two-year average Adjusted EBITDA, latest 12 months/next 12 months average Adjusted EBITDA or latest 12 months Adjusted EBITDA, as available, ~~the~~ multiples observed in the selected transactions announced during the past five years, Allen & Company applied a selected range of multiples derived from the selected transactions of 7.5x to 8.5x to the latest 12 months/next 12 months (as of June 30, 2025) average Adjusted EBITDA of TEGNA based on the TEGNA management Weighted Case and other information provided by the management of TEGNA.

The third and fourth sentences of the paragraph in the section entitled “Proposal 1: Adoption of the Merger Agreement—Opinion of TEGNA’s Financial Advisor – Discounted Cash Flow Analysis” on page 43 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

The implied terminal value of TEGNA was derived by applying to TEGNA’s normalized unlevered, after-tax free cash flow for the fiscal year ending December 31, 2029 a selected range of perpetuity growth rates, based on Allen & Company’s professional judgment, of (2.5)% to (1.5)%. The present values (as of June 30, 2025) of the cash flows and terminal values were then calculated using a selected range of discount rates of 6.5% to 7.5% derived from a weighted average cost of capital calculation.

The second bulleted paragraph in the section entitled “Proposal 1: Adoption of the Merger Agreement—Opinion of TEGNA’s Financial Advisor—Certain Additional Information” on page 43 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

•                     six publicly available Wall Street research analysts’ forward stock price targets for TEGNA Common Stock as of August 8, 2025 (the last trading day prior to market speculation regarding a potential transaction involving TEGNA and Nexstar), which indicated an overall low to high target price range for TEGNA Common Stock as of such date of $18.00 to $21.00 per share (with a mean of $20.13 per share and a median of $20.90 per share).

Additional Information and Where to Find It

In connection with the Merger, TEGNA has filed relevant materials with the Securities and Exchange Commission (the “SEC”), including the Definitive Proxy Statement. This filing is not a substitute for the Definitive Proxy Statement or for any other document that TEGNA may file with the SEC and send to its stockholders in connection with the Merger. Before making any voting decision, TEGNA’s stockholders are urged to read all relevant documents filed or to be filed with the SEC, including the Definitive Proxy Statement, as well as any amendments or supplements to those documents, because they contain or will contain important information about the Merger.

TEGNA’s stockholders are able to obtain a free copy of the Definitive Proxy Statement, as well as other filings containing information about TEGNA (when available), without charge, at the SEC’s website (www.sec.gov). Copies of the Definitive Proxy Statement and the filings with the SEC that are incorporated by reference therein can also be obtained, without charge, by directing a request to TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, VA 22102, or from TEGNA’s website, https://www.investors.tegna.com.

Participants in the Solicitation

TEGNA and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding TEGNA’s directors and executive officers is set forth in (i) TEGNA’s proxy statement for the 2025 annual meeting of stockholders, which was filed with the SEC on April 8, 2025 (the “2025 Annual Meeting Proxy Statement”), including under the sections captioned “Director Compensation,” “Executive Compensation” and “Securities Beneficially Owned by Directors, Executive Officers and Principal Shareholders” in the 2025 Annual Meeting Proxy Statement and (ii) the Proxy Statement, including under the headings “Interests of TEGNA’s Executive Officers and Directors in the Merger,” “Stock Ownership and Interests of Certain Persons,” “Employee Benefits,” “Indemnification and Insurance” and Security Ownership of Certain Beneficial Owners and Management.”

Cautionary Statement Regarding Forward-Looking Statements

All statements included herein other than statements of historical fact, may be deemed forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those discussed under “Risk Factors” in each of Nexstar and TEGNA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, and the following: (1) the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction, (2) risks related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory approvals or the approval of TEGNA’s stockholders), in the anticipated timeframe or at all, (3) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of TEGNA’s common stock, (4) disruption from the proposed transaction making it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with TEGNA’s customers, vendors and others with whom it does business, (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into pursuant to the proposed transaction, (6) risks related to disruption of management’s attention from TEGNA’s ongoing business operations due to the proposed transaction, (7) significant transaction costs, (8) the risk of litigation and/or regulatory actions related to the proposed transaction or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future, (9) other business effects, including the effects of industry, market, economic, political or regulatory conditions and (10) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity, malware or ransomware attacks, which could exacerbate any of the risks described above. Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of TEGNA. Each such statement speaks only as of the day it was made. Neither Nexstar nor TEGNA undertake any obligation to update or to revise any forward-looking statements. The factors described above cannot be controlled by Nexstar or by TEGNA. When used in this communication, the words “believes,” “estimates,” “plans,” “expects,” “should,” “could,” “outlook,” and “anticipates” and similar expressions as they relate to Nexstar, TEGNA or their respective management teams are intended to identify forward looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEGNA INC.
By:	/s/ Alex Tolston
	Name:	Alex Tolston
	Title:	Senior Vice President and Chief Legal Officer

Date: November 10, 2025